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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            QUINTANA MARITIME LIMITED
             (Exact Name of Registrant as Specified in its Charter)

Republic of The Marshall Islands                          98-0454094
(State of Incorporation or Organization)       (IRS Employer Identification No.)


                          c/o Quintana Maritime Limited
                           Pandoras 13 & Kyprou Street
                                 166 74 Glyfada
                                     Greece

              (Address of Principal Executive Offices and Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|


Securities Act registration statement file number to which this form relates:333-124576.

Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Shares (par value $0.01 per share)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          A description of the common shares of Quintana Maritime Limited (the "Registrant") is set forth under the captions "Prospectus Summary," "Dividend Policy," "Description of Capital Stock," and "United States Tax Considerations" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No.333-124576) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on May 3, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

          The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.      Description
-----------      -----------

     1. Registrant's Form S-1 Registration Statement, as amended (Registration No.333-124576), initially filed with the Securities and Exchange Commission on May 3, 2005, and as subsequently amended (incorporated herein by reference).

    3.1          Amended and Restated Articles of Incorporation of the
                 Registrant.

    3.2 Amended and Restated Bylaws of the Registrant (which is hereby incorporated by reference to Exhibit 3.2 of the Company's second Amended Registration Statement on Form S-1 (Registration No. 333-124576), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on June 30, 2005 (the "Second Amended Registration Statement").

    4.1 Form of Share Certificate (which is hereby incorporated by reference to Exhibit 4.1 in the Company's Second Amended Registration Statement)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              QUINTANA MARITIME LIMITED


Date:  July 5, 2005                           By: /s/ Paul J. Cornell
                                                 -------------------------------
                                                 Name:  Paul J. Cornell
                                                 Title:  Chief Financial Officer